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                            SHARE PURCHASE AGREEMENT
     entered into pursuant to Section 13 and following of Act No. 591/1992
              Coll. on Securities and Section 358 and following of
                  Act No. 513/1991 Coll., the Commercial Code

This Share Purchase Agreement (hereinafter "the Agreement") has been entered into on December 12, 1996 between

1. Ceska sporitelna, a. s., with its registered office at Na Prikope 29, Praha 1, PSC 113 98, IDN: 45 24 47 82, represented by JUDr. Karel Kotrba, the Vice-chairman of the Board of Directors and the First Deputy to the General Director, and JUDr. Rudolf Hanus, the member of the Board of Directors and the Deputy to the General Director (hereinafter only "the Seller")

and

2. CME Media Enterprises B.V., with its registered office at Leidseplein 29, Amsterdam, the Netherlands, represented by JUDr. Martin Radvan, LL.M., advocate at the law office at Praha 1, Jindrisska 20, on the basis of the power of attorney of July 17, 1996 (hereinafter only "the
    Purchaser"),

(hereinafter independently only "the Party" and collectively only "the
Parties").

                                    Preamble

The Seller represents that it legally owns 500 (in words: five hundred) registered shares each having a nominal value of CZK 10,000 (in words: ten thousand Czech crowns) in Radio Alfa, a. s., with its registered office at Praha 1, Na porici 12, IDN: 49 24 09 35, (numbers of shares from: 1.101 to 1.600) incorporated in the Companies Register maintained at the Regional Court of Commerce in Prague, Part B, Insert No. 2055 (hereinafter only "the Company"), such shares representing 10% of the Company's Registered Capital (hereinafter "the Shares") which is registered at the date of entering of this Agreement on the number of insert hereto.

                                       I.

                            Purpose of the Agreement

The Seller is obliged to transfer to the Purchaser the Shares in accordance with terms defined by this Agreement. The Purchaser is obliged to pay the concluded price for the Shares in accordance with terms defined by this Agreement.

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                                      II.

                      Purchase Price and Terms of Payment

1. The Purchase Price of the Shares has been agreed between the Parties to be CZK 5,500,000 (in words: five million five hundred thousand Czech crowns), and shall be payable within 14 (in words: fourteen) days after the signing of this Agreement.

2. As the date of payment shall be considered the day on which the respective sum pursuant to the point 1. will be credited to the Seller's Account No. 53034-861/0100, variable symbol (v. s.) No.: 471116871, constant symbol (k. s.) No.: 3058 in Komercni banka Praha, SWIFT CODE: KOMB CZ PP or to a different account the details of which the Seller shall provide to the Purchaser no later than at the time of signing of this Agreement.

3. If the Purchaser is in delay with the payment of the Purchase Price, the Purchaser would be obliged to pay an interest of 0.04 % for each day of delay.

                                      III.

                            The Seller's Obligations

1. The Seller is obliged within 10 (in words: ten) days after the signing of this Agreement to endorse on the back of the Share Certificate the transfer of the Shares with all the required details stipulated in Section 156 of Act No. 513/1991 Coll., the Commercial Code, and Section 11 and the following Sections of Act No. 191/1950 Coll., the Bills of Exchange Act and to give the Shares to the Purchaser at the Seller's office at Praha 1, Narodni 27.

2. A record shall be made of the procedures carried out under paragraph 1, shall be signed by the Seller and the Purchaser, and their signatures shall be notarised.

4. The Seller shall notify the Company of the Share transfer within 3 (in words: three) days of the day on which it delivers the Shares to the Purchaser.

5. If the Seller was under the obligation to obtain any approval with the sale of the Shares, the Seller hereby declares that all such approvals have been obtained.

                                      IV.

                          The Purchaser's Obligations

1. The Purchaser shall in all respects grant its co-operation to the Seller to support the Seller in meeting its obligations under Article III. hereof.


2. The Purchaser shall notify the Company of the Share transfer within 3 (in words: three) days from the day on which the Shares are delivered to the Purchaser.

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                                       V.

                                Final Provisions

1. A penalty in the amount of 10% (in words: ten percent) of the Purchase Price has been agreed between the Parties to be applicable should either of the Parties be in breach of any of the arrangements hereunder, with the exception of Article II. of this Agreement, which sanction in case of breach is defined independently in the Article II., para 3 of this Agreement. The Party in breach shall pay the penalty to the other Party irrespective of whether in this connection, and if so to what extent, the other Party has suffered any damage that may be claimed separately.

2.  This Agreement is valid and effective upon its signing.

3. This Agreement has been entered into subject to, and shall be governed by the Czech law.

4. This Agreement has been made out in the Czech and English languages; in the event of ambiguity the Czech language shall control.

5. This Agreement has been made out in four counterpart copies in each language version. Each of the Parties shall receive two Czech copies and two English copies of this Agreement.

6. This Agreement may only be changed in written form of the Amendments signed by both Parties.

7. The Parties have agreed that all disputes, if any, arising from or in connection with this Agreement shall first of all be settled in an amicable manner. In the event no amicable solution is reached within 30 (in words: thirty) days. All disputes arising from or in connection with this Agreement finally decided in the arbitration proceedings at the Court of Arbitration attached to the Chamber of Economy of the Czech Republic and the Agrarian Chamber of the Czech Republic by three arbitrators designated pursuant to the Rules. The proceedings shall be governed by the Rules of the Court of Arbitration. The proceeding shall take place in Prague in Czech and English languages.

8. If it is not stated in this Agreement otherwise, the relevant provisions of the Act No. 591/1992 Coll. on Securities, and of the Act No. 513/1991 Coll., the Commercial Code, shall be used.

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This Agreement constitutes a proper and solemn expression of free will of both
Parties hereto. In witness whereof, the Parties attach their hand hereto.


         -------------------------          -------------------------
         the Seller                         the Purchaser


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         the Seller